Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Richard Beltzhoover, the Principal Executive Officer of Omnicity Corp., and Donald M Prest, the Principal Financial Officer of Omnicity Corp., each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Quarterly Report on Form 10-Q of Omnicity Corp. for the quarterly period ended April 30, 2009, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Omnicity Corp.

Date: June 15, 2009

/s/ Richard Beltzhoover
Richard Beltzhoover
Chairman, Chief Executive Officer and a director
(Principal Executive Officer)

/s/ Donald M. Prest
Donald M. Prest
Chief Financial Officer and a director
(Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Omnicity Corp. and will be retained by Omnicity Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

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